UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 05, 2025

AGILYSYS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-5734	34-0907152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3655 Brookside Parkway Suite 300
Alpharetta, Georgia		30022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 810-7800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	AGYS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)(b) The 2025 Annual Meeting of Stockholders of Agilysys, Inc. was held on September 4, 2025. The following matters were voted on.

Proposal 1. Election of Directors

Each of the following individuals was elected as a director, based on the voting results shown below, to serve until the 2026 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Donald Colvin	23,917,629	702,397	6,393	1,895,852
Dana Jones	24,195,530	424,496	6,393	1,895,852
Jerry Jones	23,659,002	961,024	6,393	1,895,852
Michael Kaufman	23,463,356	1,156,768	6,295	1,895,852
Melvin Keating	23,940,589	679,437	6,393	1,895,852
John Mutch	23,328,699	1,291,327	6,393	1,895,852
Lisa Pope	24,604,137	15,887	6,395	1,895,852
Ramesh Srinivasan	24,236,651	383,651	6,117	1,895,852

Proposal 2. Advisory vote regarding executive compensation.

For	Against	Abstain	Broker Non-Votes
23,204,476	1,414,520	7,423	1,895,852

Proposal 3. Ratification of appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2026.

For	Against	Abstain
26,167,122	344,336	10,813

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.

Date:	September 5, 2025	By:	/s/ Kyle C. Badger
Kyle C. Badger Senior Vice President, General Counsel and Secretary